Exhibit 99.1

FOR IMMEDIATE RELEASE

PACKAGING CORPORATION OF AMERICA ANNOUNCES ACQUISITION OF ACORN CORRUGATED BOX COMPANY

Lake Forest, IL.  February 12, 2004 – Packaging Corporation of America (NYSE: PKG) announced today the acquisition of Acorn Corrugated Box Company (Acorn), a producer of high quality graphics packaging and displays with annual sales of $45 million.  Acorn is located in Bedford Park, Illinois, a suburb of Chicago, Illinois.

Paul T. Stecko, Chairman and CEO of PCA, said, “The acquisition of Acorn Corrugated Box Company expands PCA’s capabilities to serve this growing segment of the business, and also increases our presence in the large and significant Chicago market”.

Mr. Stecko also said, “I am very pleased that Phillip Goldstein, long time owner and President of Acorn, will continue to serve as President and General Manager of the newly acquired facility”.

PCA is the sixth largest producer of containerboard and corrugated packaging products in the United States with sales of $1.7 billion in 2003. PCA operates four paper mills and 65 corrugated product plants in 25 states across the country.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com